July 24, 2019 Landstar System, Inc. Earnings Conference Call Second Quarter 2019 Date Published: 07/24/2019 Exhibit 99.2

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made during this presentation that are not based on historical facts are “forward looking statements.” During this presentation, I may make certain statements, containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2018 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 07/24/2019

Model Definition Landstar is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 07/24/2019

The Network Landstar Employees Approx. 1,200 Agents Approx. 1,300 Customers 25,000+ Capacity 68,000+ 2018 Results $4.6 billion in revenue 2.1 million loadings 608 million dollar agents 10,599 BCO trucks (2018 year-end) 59,054 Carriers (2018 year-end) 16,000+ Trailers (2018 year-end) Date Published: 07/24/2019

Percentage of Revenue 2Q18 2Q19 Truck Transportation Truckload Van equipment 60% 58% Unsided/platform equipment 31% 32% Less-than-truckload 2% 2% Rail intermodal 3% 3% Ocean and air cargo 2% 3% Transportation Management Services Date Published: 07/24/2019

Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 07/24/2019 Quarter Year-to-Date

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Load (Excludes LTL) Date Published: 04/24/2019 The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2018 and 2017 fourth quarters included thirteen weeks of operations whereas the 2016 fourth quarter included fourteen weeks.

As a Percentage of Revenue 2Q18 2Q19 Quarter over Prior Year Quarter Growth Consumer Durables 22.8 24.6 -5% Machinery 14.5 14.7 -10% Automotive 8.0 7.2 -21% Building Products 9.5 9.6 -11% Metals 6.9 6.5 -18% AA&E, Hazmat 9.0 9.2 -10% Foodstuffs 5.6 3.8 -41% Energy 2.3 3.0 16% Other 21.4 21.4 -12% Transportation Revenue 100.0 100.0 -12% Industries Served Date Published: 07/24/2019

14.5% 15.1% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. Revenue on transactions with a fixed gross profit margin was 52% and 51% of revenue in the 2018 and 2019 year-to-date periods, respectively, and 51% of revenue in both the 2018 and 2019 second quarters. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 07/24/2019 Quarter Year-to-Date 14.7% 15.1%

50.5% 48.4% 4 Operating margin equals operating income divided by gross profit. Operating Income and Operating Margin (1) ($’s in thousands) Date Published: 07/24/2019 Quarter Year-to-Date 48.7% 51.2% 48.5% 10 51.6%

Date Published: 07/24/2019 Truck Capacity Data (All information is provided as of the end of the period)

(1) Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Date Published: 07/24/2019 Key Balance Sheet and Cash Flow Statistics ($’s in thousands)

Free Cash Flow (1) , Stock Purchases and Dividends Date Published: 07/24/2019 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Date Published: 07/24/2019